EXHIBIT 10.19


                        AGREEMENT BETWEEN AUTODESK, INC.
                           AND UNIVERSITY ONLINE, INC.


         This Agreement made and effective as of April 15, 1996, (the "Effective Date") by and between Autodesk, Inc. ("Autodesk"), a Delaware corporation, with its principal place of business at 111 McInnis Parkway, San Rafael, CA 94903, and University Online, Inc. ("UOL") with its principal place of business at 105 West Broad Street, Suite 301, Falls Church, Virginia 22046.

                                    RECITALS

         WHEREAS, Autodesk is a producer of computer-aided design, multimedia, and other software; and

         WHEREAS, UOL is in the business of developing, publishing, and distributing multimedia educational software through local area networks and wide area networks, such as the Internet and the World Wide Web; and

         WHEREAS, Autodesk desires to grant to UOL certain rights to use certain Autodesk trademarks and to render certain other assistance in connection with UOL's Internet activities; and

         NOW, THEREFORE, in consideration of the mutual covenants herein, the parties agree as follows:

1.       Definitions

         1.1 "Autodesk Virtual Campus" shall mean a campus-like graphical user interface located on the Internet which a student or learning professional may access to obtain information about about Autodesk products and other related subject areas through the Internet.

         1.2 "Student Management System" shall mean a system acquired or developed by UOL to track and record enrollment, testing, grading, recordkeeping, maintenance, registration and reporting necessary to provide proper information to students, faculty, and Content Providers on the Autodesk Virtual Campus. The Student Management System incorporates courseware that was built using the development guidelines and templates of the Autodesk Virtual Campus.

        1.3 "Net Revenues" shall mean revenues to UOL derived from (i) interactive courseware that runs on the Student Management System; (ii) revenues derived from Products and Services that are downloaded from the Autodesk Virtual Campus or ordered and shipped to customers through the Autodesk Virtual Campus less costs paid by UOL to Content Providers, resellers, distributors, individuals, credit card issuers, and consultants for such Products and Services and (iii) Fees collected by UOL that are derived from advertising, promotion, promotional links to other Internet addresses, or other revenue-generating activities related to activities on the Autodesk Virtual Campus.

         1.4 Products and Services, shall mean all items, except courseware delivered through the Student Management System, including but not limited to books, CD ROM's, and images.

         1.5  Content  Provider  shall  mean  individuals,   institutions,   and
organizations that provide Productsand Services or courseware.


*[]CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC.

2.       License Grant

         2.1 Autodesk hereby grants to UOL a non-exclusive right and license to use the Autodesk name and registered logo in connection with the operation, advertising and marketing of the Autodesk Virtual Campus. Either separately or in conjunction with any UOL trademark or trade name, UOL agrees to include any notices that Autodesk may reasonably request and to use the Autodesk name and logo in accordance with guidelines as set forth in the Guidelines for Design Corporate Identity Manual dated Summer 1995 provided by Autodesk, which Autodesk may update, revise, or replace from time to time and shall provide to UOL. All Autodesk trademarks and tradenames and shall remain the exclusive property of Autodesk.

         2.2 UOL agrees that any use by UOL of the Autodesk name and logo shall be subject to review and approval in advance by Autodesk, in Autodesk's sole discretion. Autodesk shall retain the right to demand immediate modification, revision or cessation of use of the Autodesk name and logo in the event Autodesk determines that the licensed trademarks are being used improperly or that the content of the Autodesk Virtual Campus is of unacceptable quality such that it is no longer in Autodesk's best interests to be associated with the Autodesk Virtual Campus. Without limiting the generality of the foregoing, UOL shall not use the Autodesk name or logo in any manner that, in Autodesk's determination, may cause embarrassment to Autodesk or may damage Autodesk's reputation.

         2.3 The right to use the Autodesk name and logo may not be licensed, sold or assigned by UOL.

3.       Competitive Accounts Restriction

         3.1 UOL shall maintain the technical capability to prevent certain UOL accounts, specified in Exhibit A ("Competitive Accounts"), from linking to the Autodesk Virtual Campus. These technical security requirements shall include separate hardware servers and communications lines. The Autodesk Virtual Campus shall have its own unique Internet domain and shall allow UOL to prevent users of the site from seeing UOL's other servers. Each server included under the Autodesk Virtual Campus shall have its own unique TCP/IP address and shall be addressable by means of a central server with a URL such as "www.xxx.com." The on-line display of UOL's name on any of the server's pages shall be agreed upon by both parties.

         3.2 UOL shall not link or allow to be linked products that are competitive to Autodesk's computer-aided design, imaging, or animation products. Autodesk shall have the right to add additional accounts that are directly competitive with Autodesk products to Exhibit A by written notice to UOL.

         3.3 Autodesk confirms, that during the term of the Agreement, Autodesk's Education Department in the Americas, and only that department, shall not enter into a similar business relationship concerning the development of a virtual campus for the Internet. The territory covered by Autodesk's Education Department in the Americas is the U.S., Canada, Mexico, Central America, and South America.

                  Notwithstanding the above, nothing in this Section 3 shall be construed to prevent Autodesk, or any subdivision or department thereof, except the Education Department in the Americas from (i) providing products and services whether through a virtual campus or otherwise, through the Internet or other channels; or (ii) licensing or acquiring products and services for the purpose of providing such products and services through the Internet or other channels.

                  UOL agrees that during the term of the Agreement it shall not enter into a similar business relationship concerning the development of a virtual campus for the Internet with the companies then-current version of Exhibit A in the United States, Canada, Mexico, Central America, and South America.

4.       Development

         4.1 UOL shall be responsible for all costs related to the development and operation of the Autodesk Virtual Campus, including but not limited to software, hardware, and telecommunications.


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



         4.2 Autodesk shall provide staff support to review and approve the Autodesk Virtual Campus design specification on an ongoing basis. Revision One of the specification shall be completed as set forth in Exhibit B, ("Milestone Schedule"). Milestone dates are subject to the execution of this Agreement by April 15, 1996. If the execution of the Agreement occurs after April 15, 1996 the milestone dates will be changed as agreed upon by both parties.

5.       Support

         UOL shall be solely responsible for providing support to Content Providers and customers but shall not be obligated to provide support services free of charge and shall have the option to subcontract such support services.

6.       Marketing

         6.1 UOL shall be responsible for all "directed" marketing costs for the Autodesk Virtual Campus, as set forth in Exhibit C. UOL must have Autodesk's prior written approval to make changes to Exhibit C, which shall not be unreasonably withheld.

         6.2 UOL shall also fund marketing and promotional activities to Content Providers and potential customers and provide a summary on a quarterly basis of marketing and promotional activities to Autodesk.

         6.3 Autodesk shall perform certain marketing activities related to promoting the Autodesk Virtual Campus, as set forth in Exhibit D.

        6.4 Autodesk may, as appropriate, provide to UOL evaluation, demonstration, and training disks and documentation for use in promotion of the Autodesk Virtual Campus. An initial list of these materials are set forth in Exhibit E. UOL shall electronically distribute such materials free of charge. Autodesk shall have the right to update Exhibit E by written notice. All such materials shall remain the exclusive property of Autodesk. UOL shall not remove any copyright or trademark notices contained in such materials.

         6.5 Autodesk shall provide UOL with a designated contact on an ongoing basis to insure that the Autodesk Virtual Campus has the most current education marketing information and is properly linked to the Autodesk Education Internet site.

         6.6 Autodesk shall assist UOL in linking where appropriate to Autodesk's Internet web pages and shall provide promotional Internet links where appropriate to the Autodesk Virtual Campus on the Internet. UOL shall reimburse Autodesk for all costs incurred from the development of the link or the development of a UOL promotional presence on Autodesk's Internet web page but shall not be required to pay marketing, advertising or other fees to Autodesk for providing the web link during the term of this Agreement.

7.       Royalties

         7.1 In consideration of the trademark rights granted hereunder and of the other obligations assumed by Autodesk, UOL shall pay Autodesk a royalty of
[      ] percent ([  ]%) of Net Revenues.*

         7.2 Royalties shall not be owed for the Autodesk documentation or Autodesk demonstration, evaluation, or training disks distributed through the Autodesk Virtual Campus. These materials are identified in Exhibit E. Autodesk may by notification to UOL change, add, or delete materials.

         7.3 Royalties shall be due and payable within twenty (20) days after the close of each calendar quarter.

          7.4 UOL shall provide Autodesk a royalty report identifying the Net Revenue, the number of transactions , a description of the transaction, the selling price, the number of demonstration, evaluation, and training disks distributed within thirty (30) days after the close of each calendar quarter. If the royalty report is provided

*[]CONFIDENTIAL TREATMENT REQUESTED; CERTAIN INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC.

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

through electronic communication, Autodesk shall provide UOL with a designated contact in the Autodesk Finance department.

         7.5 Autodesk shall have the right upon reasonable notice to inspect and audit UOL's records no more than twice annually for purposes of verification of royalty reports. Any such audit shall be conducted by Autodesk or its representatives during normal business hours at UOL's location and UOL shall cooperate fully in such audit. Autodesk shall be responsible for all fees and expenses for any such audits, provided, however, that, if the result of the audit identifies an underpayment of 10% or more to Autodesk, the audit fees and expenses shall be paid by UOL.

8.        Disclaimers

         8.1 Autodesk makes no endorsement of the products or courseware that are the subject of this Agreement. UOL agrees that UOL shall be solely responsible for the content of the Autodesk Virtual Campus and any products sold by UOL.

         8.2 Autodesk does not warrant the Autodesk documentation or Autodesk demonstration, evaluation, or training disks that may be provided under Paragraph 6.4. UOL SHALL NOT MAKE OR PASS ON TO ANY PARTY ANY WARRANTY OR REPRESENTATION ON BEHALF OF AUTODESK. AUTODESK EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR NON-INFRINGEMENT.

         8.3 EXCEPT AS EXPRESSLY STATED HEREIN, NEITHER PARTY HAS MADE ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED BY OPERATION OF LAW OR
OTHERWISE, CONCERNING THE SOFTWARE TO BE PROVIDED HEREUNDER, THE SCOPE OR DURATION OF ANY MARKETING EFFORT WHICH AUTODESK MAY UNDERTAKE, OR THE SUCCESS OF ANY SUCH MARKETING EFFORT. NEITHER PARTY HAS RELIED ON ANY EXPRESS OR IMPLIED REPRESENTATION OF THE OTHER PARTY, WRITTEN OR ORAL, AS AN INDUCEMENT TO ENTERING INTO THIS AGREEMENT.

         8.4 UOL shall ensure that the following statement is prominently displayed on the Autodesk Virtual Campus prior to customer purchase of any Product or Service:

                  "The Autodesk Virtual Campus is independently operated by Univesity Online, Inc. Autodesk makes no endorsement of the products or services provided hereunder and does not guarantee the performance of such products and services.Responsibility or liability for the performance (or failure to perform) of any product or service shall remain solely with University Online, Inc."

9.       Indemnity

         UOL shall defend and hold Autodesk harmless from any action, claim, lawsuit or proceeding of whatever nature related to or arising from the Autodesk Virtual Campus and any sales, marketing, or distribution activities connected with the Autodesk Virtual Campus.

10.      Termination

         10.1 Term. The term of the Agreement shall commence upon the Effective Date and shall continue for three years and four months unless terminated earlier in accordance with the terms of this Agreement. Autodesk shall have the option to renew the term for an additional two (2) years upon thirty (30) days written notice to UOL before the expiration of the initial term.

         10.2 Termination for Cause. Subject to Autodesk's right of immediate termination set forth in Paragraph 10, either party may terminate this Agreement upon thirty (30) days written notice of a breach if such breach is not cured within sixty (60) days from notification, provided however that, Autodesk may terminate this Agreement upon ten (10) days' written notice for UOL's failure to remit royalty payments when due.


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


         10.3 Termination for Insolvency. Autodesk may terminate this Agreement immediately upon written notice (i) upon the institution by or against UOL of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of UOL's debts, (ii) upon UOL making an assignment for the benefit of creditors or (iii) upon UOL' dissolution or ceasing to conduct business in the normal course.

         10.4 Return of Materials. All Autodesk information, data, photographs, samples, literature, and sales aids of every kind shall remain the property of Autodesk. Within thirty (30) days after the termination of this Agreement, UOL shall return all such items as Autodesk may direct, at Autodesk's shipping expense.

         10.5 All UOL information, data, photographs, samples, literature, and sales aids of any kind shall remain the property of UOL. Within thirty (30) days after the termination of this Agreement, Autodesk shall return all such items as UOL may direct, at UOL's shipping expense.

         10.6 Survival of Terms. These terms and conditions of this Agreement which by their nature should survive, shall survive and continue after any termination of this Agreement.

         10.7 Effect of Termination. Upon the termination of this Agreement for any reason (at expiration of its term or pursuant to Sections 10.2 or 10.3), UOL shall retain all right, title and interest in and to the Autodesk Virtual Campus (which henceforth shall no longer be called the Autodesk Virtual Campus), with all rights to exploit the virtual campus without renumeration or accountability to Autodesk; the right and license granted to UOL in Section 2.1 for the use of Autodesk's trademarks shall terminate and be of no further force or effect; UOL shall immediately cease use of the Autodesk trademarks; and all royalties and other payments from UOL to Autodesk shall immediately cease.

11.      Publicity

         All public announcements, press releases or other press contact made by either party respecting the relationship established by this Agreement or regarding the terms and conditions hereof shall be subject to the prior review and approval of the other party, which approval shall not be unreasonably withheld.

12.      Limitation of Liability

         THE PARTIES AGREE THAT IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY, UNDER ANY THEORY OF LIABILITY, WHETHER IN AN ACTION BASED ON A CONTRACT, TORT (INCLUDING NEGLIGENCE) OR ANY OTHER LEGAL THEORY, HOWEVER ARISING, FOR ANY COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES OR FOR ANY LOSS OF USE, INTERRUPTION OF BUSINESS, OR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

13.      Confidentiality

         Both parties shall hold as confidential any information which the one party obtains from the other party in the performance of this Agreement and which is marked or noted as confidential. Neither party shall, without the prior written consent of the other party, publish or disclose such information or authorize anyone else to publish or disclose such information, unless and until such information has ceased to be confidential. Notwithstanding anything to the contrary set forth herein, the following information shall not be deemed confidential under this Agreement:

         (a) Information which is in the public domain,

         (b) Information which is received by the non-disclosing party without any breach of the non-disclosing party's obligations hereunder,

         (c)  Any   information   which  is   independently   developed  by  the
non-disclosing party without reference to or without any use of the disclosing party's confidential information, or

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


         (d) Any information which is required by law to be disclosed.

         Notwithstanding the foregoing, UOL may disclose terms of this Agreement to potential third-party investors solely in connection with efforts to obtain funding for UOL, provided that such third parties have executed a nondisclosure agreement which includes restrictions on the disclosure of confidential information substantially similar to the restrictions set forth herein.

         The parties hereto acknowledge and agree that UOL may contract with a third party to provide some or all of the funding required by UOL to accomplish the development and operation of the Autodesk Virtual Campus. Other provisions in this Agreement to the contrary notwithstanding, Autodesk acknowledges and agrees that such third party may engage in financing efforts for the Autodesk Virtual Campus project as described in this Agreement, which efforts will require the disclosure to potential investors of the substance of this Agreement. UOL agrees that all such disclosures will be subject to the prior review and approval of Autodesk as contemplated by Section 11 above, and Autodesk agrees to review and comment on such submissions promptly.

14.      Miscellaneous Provisions

         (a) This Agreement is made under and shall be construed in accordance with the laws of the State of California, without regard to the conflict of law provisions thereof.

         (b) In the event legal action is undertaken to enforce or interpret the terms of this Agreement, the prevailing party in such action shall be entitled to recover reasonable attorneys' fees and costs incurred in addition to any other relief to which it may be entitled.

         (c)  UOL  may  not   assign   or   transfer   any  of  its   rights  or
responsibilities set forth herein without the express written consent of Autodesk.

         (d) The Exhibits attached hereto and referenced herein are hereby incorporated herein as part of this Agreement by this reference.

         (e) This document and any referenced documents represent the entire agreement between the parties as to the matters set forth and integrates all prior discussions or understandings between them. This Agreement may only be modified or amended in writing by a document signed by an authorized representative of both Autodesk and UOL.

         (f) The failure of either party to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions of this Agreement or to exercise any right hereunder, shall not be construed as a waiver of the future performance of any such term, covenant or condition or the future exercise of such right.

         (g) Independent Contractors. It is agreed that the relationship between the parties is that of independent contractors, and nothing contained in this Agreement shall be construed or implied to create the relationship of partners, joint venturers, agent and principal, employer and employee, or any relationship other than that of independent contractors. At no time shall either party make any commitments or incur any charges or expenses for or in the name of the other party.

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



15.      Notices

         (a) All notices given in connection with this Agreement shall be in writing. Notice may be given by mailing the same by United States mail, certified or registered, return receipt requested, first class postage prepaid, or by sending the same by Federal Express or equivalent courier service, addressed as follows:

                  (i)      If to Autodesk:   Autodesk, Inc.
                                             111 McInnis Parkway
                                             San Rafael, CA 94903
                                             Attention: Legal Department

                  (ii)     If to UOL:        University Online, Inc.
                                             105 West Broad Street, Suite 301
                                             Falls Church, Virginia 22046
                                             Attention: John Birdsong, CFO

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

AUTODESK, INC.                            UNIVERSITY ONLINE, INC.

By: _________________________________     By: __________________________________

Print Name: _________________________     Print Name: __________________________

Title: _______________________________    Title: _______________________________

    Date: ____________________________      Date: ______________________________

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